Exhibit 99.1

TETRA Technologies, Inc. Announces Cost Reduction

Initiatives, New Long-Term Supply Agreement and Anticipated Impairment

THE WOODLANDS, Texas, December 10, 2019 / PR Newswire / - TETRA Technologies, Inc. (“TETRA”) (NYSE:TTI) announced that it is implementing a series of cost reduction actions in response to the slowdown in North America onshore drilling and completions activity.  In addition to reducing field staff and field operating costs to align with lower activity, management is restructuring its support functions to reduce selling, general and administrative expenses at the corporate level and at its North America onshore operations by an estimated $8 million to $10 million, on an annualized basis.

TETRA also announced that it has entered into a long-term raw material supply agreement with favorable pricing for its North America chemicals operations that is expected to reduce its cost to produce calcium chloride at certain of its chemical production plants.  As a result of this reduction in the cost of raw materials, as well as general market conditions in the oil and gas industry, TETRA is expected to reduce its dependence on calcium chloride produced at its El Dorado, Arkansas facility, which uses a different production process, using mechanical evaporation, and to record a non-cash impairment charge of between $80 million and $100 million in the fourth quarter of 2019 to write-down the value of its El Dorado assets.  This favorable long-term supply agreement, in conjunction with TETRA’s broad network of North America chemical plants and distribution facilities, is expected to help TETRA continue to maintain adjusted EBITDA margins of 20%, or higher, for the Completion Fluids and Products segment.

Company Overview

TETRA Technologies, Inc. is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, and compression services and equipment.  TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

Non-GAAP Financial Measure

This press release includes a non-GAAP financial measure, Adjusted EBITDA margin, that is used as a supplemental financial measure by management.  Adjusted EBITDA margin is calculated as Income or Loss Before Taxes + Interest Income or Expense + Depreciation, Depletion and Amortization + Stock Option Expense + Special Items, expressed as a percent of Revenue.

Cautionary Statement Regarding Forward Looking Statements

This press release includes certain statements that are or may be deemed to be forward-looking statements. Generally, the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2019, estimated savings from cost reduction initiatives, estimated goodwill and intangible asset impairments, estimated earnings, and statements regarding our beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond our control. Investors are cautioned that any such statements are not guarantees of future performance or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Annual Reports on Form 10-K for the year ended December 31, 2018, for TETRA Technologies, Inc. (“TTI”) as well as other risks identified from time to time in the reports on Form 10-Q and Form 8-K filed by TETRA with the Securities and Exchange Commission. Statements in this presentation are made as of the date on the cover unless stated otherwise herein. TETRA is under no obligation to update or keep current the information contained in this document.

Investor Contact

For further information: Elijio Serrano, CFO, TETRA Technologies, Inc., The Woodlands, Texas, Phone: (281) 367-1983, eserrano@tetratec.com; www.tetratec.com

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